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                          2013 1Q ORGANIZATIONAL CHART
                                 MARCH 29, 2013

                                  THE HARTFORD
                              ORGANIZATIONAL LIST

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
THE HARTFORD FINANCIAL SERVICES GROUP, INC. (Delaware) (1)
 Heritage Holdings, Inc. (Connecticut) (1)
  Heritage Reinsurance Company, Ltd. (Bermuda) (2)
   Excess Insurance Company Limited (U.K.)
  First State Insurance Company (Connecticut)
   New England Insurance Company (Connecticut)
   New England Reinsurance Corporation (Connecticut)
 Hartford Fire Insurance Company (Connecticut)
  Hartford Insurance Company of Illinois (Illinois)
  Catalyst360, LLC (Delaware)
  Hartford Underwriters General Agency, Inc. (Texas)
  Hartford of Texas General Agency, Inc. (Texas)
  Twin City Fire Insurance Company (Indiana)
  Hartford Integrated Technologies, Inc. (Connecticut) (3)
  Access Coveragecorp, Inc. (North Carolina)
   Access Coveragecorp Technologies, Inc. (North Carolina)
  1st Agchoice, Inc. (South Dakota)
  Business Management Group, Inc. (Connecticut) (3)
  Nutmeg Insurance Agency, Inc. (Connecticut) (3)
  Hartford Lloyds Corporation (Texas) (3)
  Hartford Lloyds Insurance Company (Partnership) (Texas)
  Ersatz Corporation (Delaware) (3)
  HRA Brokerage Services, Inc. (Connecticut) (3)
  Hartford Accident and Indemnity Company (Connecticut)
   Hartford Casualty Insurance Company (Indiana)
    Archway 60 R, LLC (Delaware)
   Symphony R, LLC (Delaware)
   Sunstone R, LLC (Delaware)
   RVR R, LLC (Delaware)
  Hartford Underwriters Insurance Company (Connecticut)
  Hartford Fire General Agency, Inc. (Texas)
  Hartford Casualty General Agency, Inc. (Texas)
 Trumbull Insurance Company (Connecticut)
  Hartford Specialty Insurance Services of Texas, LLC (Texas) (3)
  Horizon Management Group, L.L.C. (Delaware) (3)
   Downlands Liability Management Ltd. (U.K.)
  Hartford Technology Services Company, L.L.C. (Delaware) (3)
 Property & Casualty Insurance Company of Hartford (Indiana)
 White River Life Reinsurance Company (Vermont)
 Champlain Life Reinsurance Company (Vermont)
 Sentinel Insurance Company, Ltd. (Connecticut)
 Pacific Insurance Company, Limited (Connecticut)
 Hartford Insurance Company of the Southeast (Connecticut)
 Hartford Insurance Company of the Midwest (Indiana)
 Hartford Strategic Investments, LLC (Delaware)
 FTC Resolution Company, LLC (Delaware) (1)
 Hartford Investment Management Company (Delaware) (3)
  Hartford Investment Management K.K. (Japan) (3)
 New Ocean Insurance Co., Ltd. (Bermuda)
 Hartford Holdings, Inc. (Delaware) (1) (4)
  Hartford Life, Inc. (Delaware) (1)
   Hartford Funds Management Group, Inc. (Delaware)
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
    Hartford Funds Management Company, Inc.
     Hartford Administrative Services Company (Minnesota)
     Hartford Funds Management Group, LLC (3)
     Hartford Investment Financial Services, LLC (Delaware)
   Hartford Life Insurance, K.K. (Japan)
   Revere R, LLC (Delaware)
   Eloy R, LLC (Delaware) (40%)
   DMS R, LLC (Delaware)
   Hartford Life and Accident Insurance Company (Connecticut)
    M-Cap Insurance Agency, LLC (Delaware)
    Planco, LLC (Delaware)
    Hartford Life Private Placement, LLC (Delaware)
     The Evergreen Group Incorporated (New York) (3)
    American Maturity Life Insurance Company (Connecticut)
    Hartford Life Insurance Company (Connecticut)
     Eloy R, LLC (Delaware) (60%) (5)
     Hartford International Life Reassurance Corporation (Connecticut)
     Lanidex Class B, LLC (Delaware)
     Hartford Life and Annuity Insurance Company (Connecticut)
      Hartford Life International, Ltd. (Connecticut) (1)
       The Hartford International Asset Management Company Limited (Ireland)
       Hartford Life Limited (Ireland)
       Thesis, S.A. (Argentina)
       Hartford Life, Ltd. (Bermuda)
      Hartford Financial Services, LLC (Delaware) (1)
       HL Investment Advisors, LLC (Connecticut)
       Hartford Equity Sales Company, Inc. (Connecticut) (3)
       Hartford Securities Distribution Company, Inc. (Connecticut) (3)
       Hartford-Comprehensive Employee Benefit Service Company (Connecticut) (6)
 Nutmeg Insurance Company (Connecticut)
   Trumbull Flood Management, LLC (Connecticut)
   Hartford Residual Market, L.L.C. (Connecticut)
   Hart Re Group, L.L.C. (Connecticut) (1)
    HARTRE Company, LLC (Connecticut)
    Fencourt Reinsurance Company, Ltd. (Bermuda)
   HLA, LLC (Connecticut)
   Hartford Financial Products International Limited (U.K.)
   Hartford Management, Ltd. (Bermuda) (1)
    Hartford Insurance, Ltd. (Bermuda)
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**OWNERSHIP IS 100% UNLESS OTHERWISE NOTED.

ENDNOTES:

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(1)    Holding Company
(2)    Heritage Reinsurance Company, Ltd. (Bermuda) is jointly owned by Hartford Fire Insurance Company (99%) and
       Heritage Holdings, Inc. (1%).
(3)    Investment and Investment Service Company
(4)    Hartford Fire Insurance Company owns 100% of the issued and outstanding Preferred Stock of Hartford
       Holdings, Inc. The Hartford Financial Services Group, Inc. is the owner of 100% of the issued and outstanding common shares of Hartford Holdings, Inc.
(5)    Eloy R, LLC is jointly owned by Hartford Life, Inc. (40%) and Hartford Life Insurance Company (60%).
(6)    Third Party Administrator
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